UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 1, 2007

INOVA TECHNOLOGY, INC.

(Formerly Edgetech Services. Inc.)

-----------------------------------------------

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

------------------------------------------------------------------------------

(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401

--------------------------------------------------

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808

--------------------------------------------------

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 2.01 Completion of Acquisition or Disposition of Assets.

Inova acquires Desert Communications

Inova has signed a definitive agreement to acquire Texes based Desert Communications for $5.5 million. Inova and Desert have been developing three RFID pilots together for schools, libraries and prisons.

For the year ending December 2006, Desert generated revenue of $13 million and ebitda of $1.8 million. Inova will pay $3 million cash on closing and a $2.5 million note payable over three years. The transaction is expected to close during the month of August, 2007. The sellers of Desert will not be receiving Inova stock as part of the transaction.

Desert provides IT services to a customer base that primarily consists of Texas based school districts, local government entities and corporations. Services provided by desert include IT network and communications services, network design, implementation and maintenance.

During 2007, Desert has been approached by certain customers to provide RFID solutions and Inova and Desert have been working together to provide these solutions.

Inova is also assessing additional acquisition opportunities and is targeting businesses that offer RFID solutions or can assist Inova to enhance its current suite of RFID solutions or can accelerate the roll out of Inova RFID solutions.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Press Release.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: July 30, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer